Company Contact:	CCG Investor Relations:
Renhuang Pharmaceuticals, Inc.	Mr. Mark Collinson, Partner
Ms. Portia Tan, IR Contact	Phone: +1-310-954-1343 (Los Angeles)
Tel: 86-451-8260-2162	Email: mark.collinson@ccgir.com
Email: ir@renhuang.com	Website: www.ccgirasia.com
Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com

For Immediate Release

Renhuang Signs Exclusive Purchase Agreement for Siberian Ginseng

Harbin, China – July 9, 2010 – Renhuang Pharmaceuticals, Inc. ("Renhuang" or the "Company"), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines ("TCM"), today announced that on July 8, 2010, the Company signed an Acquisition Agreement (the “Agreement”) with Yichun Red Star Forest Bureau of Heilongjiang Province (“the Forest Bureau”) for indefinite exclusive access to 100,000 acres of wild Siberian Ginseng in Heilongjiang Province. Siberian Ginseng is a plant with medically-established anti-depressant and mood regulation qualities and is also an active ingredient in the Company’s market-leading line of all-natural anti-depressant medications.

Under the terms of the Agreement, Renhuang will be granted permanent exclusive rights to purchase the wild Siberian Ginseng grown on 100,000 acres., The Siberian Ginseng plant yield is expected to amount to an estimated 500 tons annually. The Siberian Ginseng fields will be maintained and harvested by personnel supervised by the Forest Bureau and the Company will pay a lower than prevailing fair market price for the Siberian Ginseng harvested. Renhuang will be responsible for continued maintenance and protection of wild resources to make this area a professional Siberian Ginseng base that produces additional Ginseng. In addition to generating income for the Forest Bureau, this resource base will provide employment opportunities for local farmers.

“We are excited about securing exclusive access to the world’s finest quality wild Siberian Ginseng,” said Mr. Shaoming Li, Chairman and CEO of Renhuang. “It is also a great honor to work on a project with Yichun Red Star Forest Bureau to assist in the economic development of the region and improve the cultivation of this precious natural resource. This Agreement provides us a reliable and abundant supply of Siberian Ginseng at an attractive price, resulting in a significant competitive advantage in the market.”

ABOUT RENHUANG PHARMACEUTICALS, INC.

Renhuang Pharmaceuticals, Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines (“TCM”), in the People's Republic of China.  All of the Company’s products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China.  Company Website: www.renhuang.com.

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to, the Company's competitive advantages as a result of the acquisition agreement with Yichun Red Star Forest Bureau of Heilongjiang Province, ability to manage expansion of its operations effectively, and other factors detailed in the Company’s annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

###